UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 2003

                       United States Antimony Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



     Montana                     32-00215                    81-0305822
     -------                     --------                    ----------
(State or other Jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                 Identification  No.)


                     P.O. Box 643, Thompson Falls, MT 59873
                     --------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (406) 827-3523

                                       N/A
                                       ---

        (Former name or former address, if changed since the last report)

ITEM  5          OTHER  EVENTS

At the annual meeting of shareholders of United States Antimony Corporation, held on September 30, 2003 the following proposals were put forth and vote on by the shareholders with the results as follows:

PROPOSAL  ONE:

To elect John C. Lawrence, Robert A Rice and Leo Jackson to our board of directors to serve for the ensuing year or until their successors are duly elected and qualified.

RESULTS:


                       YES         NO      ABSTAIN
                       ----------  ------  -------
Board Member:
---------------------
     Robert Rice. . .  13,725,899  12,160   33,715
---------------------  ----------  ------  -------
     Leo Jackson. . .  13,079,026  12,560   33,715
---------------------  ----------  ------  -------
     John C. Lawrence  13,606,356   6,860   33,515
---------------------  ----------  ------  -------



PROPOSAL  TWO:

To amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 50,000,000 shares.

RESULTS:


            YES         NO       ABSTAIN
            ----------  -------  ---------
Proposal 2  12,011,046  180,470  1,323,086
----------  ----------  -------  ---------



PROPOSAL  THREE:

To ratify the appointment of DeCoria, Maichel & Teague, P.S. as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending December 31, 2003

RESULTS:


            YES         NO     ABSTAIN
            ----------  -----  -------
Proposal 3  13,472,877  7,660   34,065
----------  ----------  -----  -------

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       United States Antimony Corporation
                                  (Registrant)


                        By: /s/John C. Lawrence
                        ------------------------------
                        John C. Lawrence, President


                        Date: October 10, 2003
                        ------------------------------